EXHIBIT 16.1

DKM Certified Public Accountants 2451 N. McMullen Booth Road, Suite 308 Clearwater Florida 33759-1362 855.334.0934 www.dkmcpas.com

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

May 6, 2013

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated May 6, 2013, of Ace Marketing & Promotion, Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 insofar as they relate to our firm.

Very truly yours,

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater, Florida